UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2017 (February 24, 2017)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Tenneco Inc. is filing this Current Report on Form 8-K to provide information regarding the previously announced changes to its reportable segments regarding product lines in India. The company’s Clean Air and Ride Performance product lines in India have previously been reported as part of its respective Europe, South America and India segments. Beginning in 2017, such product lines in India will be reported in the respective Asia Pacific segments, bringing the high growth markets in both India and China under the same divisions. Accordingly, effective for the first quarter of 2017, the company’s reportable segments for financial reporting purposes will consist of the following six segments: Clean Air North America; Clean Air Europe and South America; Clean Air Asia Pacific (which now includes India); Ride Performance North America; Ride Performance Europe and South America; and Ride Performance Asia Pacific (which now includes India). Attached to this Current Report on Form 8-K and incorporated herein by reference as Exhibit 99.1 is selected supplemental financial information related to the company’s previously issued historical financial information that is revised on a basis that is consistent with the reorganization of the company’s reportable segments.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Selected Supplemental Financial Information of Tenneco Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 24, 2017	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Secretary